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                                                                    EXHIBIT 10.8

                            DEMAND PROMISSORY NOTE

$2,000,000.00                                       April 8, 1999


     FOR VALUE RECEIVED, the undersigned, Robert T. Walston, (the "Maker")

promises to pay to Four Media Company, a Delaware corporation ("Lender") or order, the principal unsecured amount of Two Million Dollars ($2,000,000.00),

with interest from the date hereof on the unpaid principal balance hereunder at the rate of four and fifty-nine one-hundredths percent (4.59%) per annum,

compounded semi-annually, (the "Interest Rate") (on the basis of a 365-day year and the actual number of days elapsed).  Except as set forth herein, the outstanding balance of this Note, if any, and any accrued interest thereon,

shall be repaid no later than the date of 30 days following the date of the fifth anniversary of the date hereof.

     Each payment under this Note shall first be credited against costs and expenses provided for hereunder, second to the payment of accrued and unpaid interest, and the remainder shall be credited against principal.  Lender and each holder hereof shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder.  All amounts due hereunder shall be payable without defense, set off or counterclaim, in lawful money of the United States of America ("Cash") or in kind and delivered to Lender at 2813

West Alameda Avenue, Burbank, California 91505 or at such other place as Lender shall designate in writing for such purpose from time to time.  If payment under this Note shall be in kind, then such payment shall consist of shares of the

Lender's common stock ("Common Shares") or, in the event such Common Shares are changed into or exchanged for the securities of another corporation, then payment shall
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consist of such successor securities. The fair market value of such Common

Shares or securities shall be the average closing sales price of such stock (or closing bid, if no sales were reported) as quoted on any established stock exchange or a national market system for the 20 days prior to the time of determination. If, at maturity, the Company's securities are not listed on any established stock exchange then the fair market value of such Common Shares shall be determined by mutual written agreement between Lender and Maker or if no such agreement can be reached then by appraisal through a nationally recognized investment banking firm. The Lender shall designate such investment bank. The cost of appraisal shall be shared equally by Lender and Maker.

     Capitalized terms used herein and not defined hereunder have the meanings specified in the Employment Agreement dated as of January 1, 1999 by and between

Lender and Maker.

     Notwithstanding the foregoing, the outstanding balance of this Note, if any, and any accrued interest thereon shall automatically be forgiven, and Maker shall have no payment obligation with respect thereto, upon the occurrence of any of the following events:

     1. Maker incurs a Termination Without Cause or Termination With Good Reason or termination for death or Disability during the Term; or

     2.  a Change in Control of Lender occurs during the Term; or

     3. Lender achieves $327 million or more in Gross Operating Revenues during the period beginning on the date of the fourth anniversary of the date hereof and ending 365 days thereafter (the "Measurement Period"); or
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     4.  Lender achieves $87 million or more in Consolidated EBITDA during the
         Measurement Period; or

     5. the Board, in its sole and absolute discretion, determines that the payments under this Note shall be forgiven following the expiration of the Measurement Period.

     In the event of a Termination With Cause or resignation without Good Reason during the Term, the outstanding balance of this Note, if any, and any accrued interest thereon, shall automatically become immediately due and payable,

without presentment, demand, protest or other requirements of any kind.

     This Note may be prepaid in whole or in part at any time. Any prepayment shall be without penalty except that interest shall be paid to the date of payment on the principal amount prepaid.

     No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender or any holder hereof, and then only to the extent specifically set forth herein.

     Maker promises to pay all costs and expenses, including attorneys' fees, in paying the indebtedness under this Note, whether or not any action or proceeding is concerned.

     Maker hereby waives presentment, demand, diligence, protest and notice of every kind.
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     This Note shall be binding to the parties hereto, shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs,

executors and administrators of Maker; provided, however, that the Lender shall not assign this Note or any of its rights without Maker's prior written consent.

     In the event that any one or more provisions of this Note shall be held illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.



                                              /s/ Robert T. Walston
                                             _____________________________
                                              Robert T. Walston